   As filed with the Securities and Exchange Commission on February 28, 1997.
================================================================================
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ADAC LABORATORIES
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                   California
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   94-1725806
                      -----------------------------------
                      (I.R.S. Employer Identification No.)


                                 540 Alder Drive
                           Milpitas, California 95035
                                 (408) 321-9100
               --------------------------------------------------
               (Address, including zip code and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                               KAREN L. MASTERSON
                       VICE PRESIDENT AND GENERAL COUNSEL
                                ADAC LABORATORIES
                                 540 ALDER DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 321-9100
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

================================================================================

        Approximate date of commencement of proposed sale to the public:
        ---------------------------------------------------------------
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                         CALCULATION OF REGISTRATION FEE


Title of Each                                    Proposed               Proposed
Class of                                         Maximum                Maximum
Securities to            Amount to be            Offering Price         Aggregate               Amount of
be Registered            Registered              Per Share (1)          Offering Price(1)       Registration Fee
-------------            -------------           --------------         -----------------       ----------------
Common Stock             219,133                 $25.125(1)             $5,505,716.60           $1,668.40

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. The closing price of the Registrant's Common Stock on February 21, 1997, as reported on the Nasdaq Stock Market, was $25.25 per share.

                                 219,133 SHARES

                                   [ADAC LOGO]
                               ADAC LABORATORIES

                                  COMMON STOCK
                                 ---------------

         All 219,133 shares of Common Stock of ADAC Laboratories (the "Company") offered hereby are being offered by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the shares offered hereby. For information respecting the Selling Shareholders and the plan of distribution of the shares, see "Selling Shareholders" and "Plan of Distribution" herein. The Company's Common Stock is traded on the Nasdaq Stock Market under the symbol "ADAC". On February 21, 1997, the closing price for the Common Stock was $25.25.

         UNLESS OTHERWISE AGREED, THIS OFFERING WILL EXPIRE AT 5:00 P.M., (PST) ON FEBRUARY 19, 1999. ---------------

         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                                 --------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

         This offering price will be the market price prevailing at the time of sale or a negotiated price. See "Plan of Distribution". All discounts, commissions or concessions allowed to underwriters, dealers, brokers or agents in connection with the shares offered hereby will be paid by the Selling Shareholders. The Company has agreed to pay certain expenses in connection with the offering of the shares, estimated at approximately $5,668. For further information concerning the method by which the offering price for the shares will be determined and the possible sales expenses to be incurred by the Selling Shareholders, see "Plan of Distribution" herein.

         No person is authorized in connection with the offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                 --------------

                  The date of this Prospectus is _______, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information concerning the Company can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; as well as the Regional Offices of the Commission at 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604; and Room 1100, Jacob
K. Javits Federal Building, 26 Federal Plaza, New York, New York 10007. Copies of any such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission by the Company are incorporated in the Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996.

         (b) The Company's Notice of Annual Meeting of Shareholders and Proxy Statement filed with the Commission on January 27, 1997.

         (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 1996.

         Furthermore, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents described above, other than exhibits to such documents which are not specifically incorporated by reference herein. Requests should be directed to Investor Relations at the principal executive offices of the Company, 540 Alder Drive, Milpitas, California 95035, telephone (408) 321-9100.

                                   THE COMPANY

         ADAC Laboratories ("ADAC" or "the Company") designs, develops, manufactures, sells and services medical imaging and health care information systems used in hospitals and clinics worldwide. The Company's products include systems for nuclear medicine, laboratory, radiology, cardiology and oncology.

         In October 1996, ADAC was awarded the Malcolm Baldrige National Quality Award in the large manufacturing category by the United States Department of Commerce in recognition of its performance management system and its achievements in quality and business performance. ADAC is the first healthcare manufacturer ever to receive this award.

         ADAC was incorporated in California on October 14, 1970. Its principal offices are located at 540 Alder Drive, Milpitas, California, 95035. Its telephone number at that location is (408) 321-9100.


                                  RISK FACTORS

         The following factors should be carefully considered in evaluating the Company and its business before purchasing any shares of Common Stock offered by this Prospectus:

COMPETITION

         The medical systems and health care information system markets are characterized by rapidly evolving technology, intense competition and pricing pressure. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by the Company. Some of these competitors have substantially greater capital, engineering, manufacturing and other resources than the Company. These competitors could develop technologies and products that are more effective than those currently used or produced by the Company or that could render the Company's products obsolete or noncompetitive. In addition, as the Company enters new markets, such as the laboratory information systems market, there can be no assurance that the Company will be able to penetrate such markets successfully.

DEPENDENCE ON DEVELOPMENT AND COMMERCIALIZATION OF NEW PRODUCTS

         ADAC's success is dependent upon the successful development, introduction and commercialization of new products and the development of enhancements to existing products. Because the nuclear medicine market is relatively mature, and from time to time in recent years has experienced a decline, the Company must continue to develop innovative new products and product enhancements such as Molecular Coincidence Detection ("MCD(TM)") in order to pursue its growth strategy. The development of new products and product enhancements entails considerable time and expense, including research and development costs, and the time, expense and uncertainty involved in clinical trials and in obtaining any necessary regulatory clearances. The success of some of the Company's medical systems products depends on receipt of appropriate regulatory approvals for and the commercial availability of specific radiopharmaceuticals. For example, MCD requires the use of positron emitting isotopes. At this time, the infrastructure for the commercial supply of such isotopes is not well-developed, certain applicable regulatory approvals for such isotopes have not yet been obtained, and reimbursement for the use of such isotopes in connection with MCD is uncertain. There can be no assurance that the Company will be able to commercialize its existing products or any new products or enhancements successfully.

FUTURE OPERATING RESULTS

         The Company's future operating results may vary substantially from period to period. The timing and amount of revenues are subject to a number of factors that make estimation of revenues and operating results prior to the end of the quarter very uncertain. The timing of revenues can be affected by delays in product introductions and shipments, as well as general economic and industry conditions. Furthermore, of the orders received by the Company in any fiscal quarter, a disproportionately large percentage has typically been received and shipped toward the end of that quarter. Accordingly, results for a given quarter can be adversely affected if there is a substantial order shortfall late in that quarter. In addition, although both the Company's bookings and revenue have increased steadily in recent periods, bookings cannot necessarily be relied upon as an accurate predictor of future revenues.

HEALTH CARE REFORM; REIMBURSEMENT AND PRICING PRESSURE

         There is significant concern today about the availability and rising cost of healthcare in the United States. Cost containment initiatives, market pressures and proposed changes in applicable laws and regulations may have a dramatic effect on pricing or potential demand for medical devices, the relative costs associated with doing business and the amount of reimbursement by both government and third party payors, which could have a material adverse effect on the Company's results of operations.

GOVERNMENT REGULATION

         There has been a trend in recent years, both in the United States and abroad, toward more stringent regulation and enforcement of requirements applicable to medical device manufacturers. The continuing trend of more stringent regulatory oversight in product clearance and enforcement activities has caused medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk, and higher expenses. There can be no assurance that any necessary clearance or approval will be granted the Company or that the United States Food and Drug Administration review will not involve delays adversely affecting the Company. The Company is also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection and disposal of hazardous substances. Changes in existing requirements, adoption of new requirements or failure to comply with applicable requirements could have a material adverse effect on the Company.

INTELLECTUAL PROPERTY RIGHTS

         The Company's success depends in part on its continued ability to obtain patents, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. There can be no assurance that pending patent applications will mature into issued patents, that third parties will not make claims of infringement against the Company's products or technologies or will not be issued patents that may require payment of license fees by the Company or prevent the sale of certain products by the Company. See Note 5 of Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K incorporated by reference herein regarding the Company's settlement of certain patent infringement claims in September 1994.

RELIANCE ON SUPPLIERS

         Certain components used by the Company to manufacture its products, such as the Sun workstations and the sodium iodide crystals used in the Company's nuclear medicine systems, are presently available from only one supplier. The Company also relies on several significant vendors for hardware and software components for its healthcare information systems products. The loss of any of these suppliers, including any single-source supplier, would require obtaining one or more replacement suppliers as well as potentially requiring a significant level of hardware and software development to incorporate the new parts into the Company's products. Although the Company has obtained insurance to protect against loss due to business interruption from these and other sources, there can be no assurance that such coverage would be adequate.

PRODUCT LIABILITY

         Although the Company maintains product liability insurance coverage in an amount that it deems sufficient for its business, there can be no assurance that such coverage will ultimately prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all.

VOLATILITY OF STOCK PRICE

         The market price of the Company's Common Stock is and is expected to continue to be subject to significant fluctuations in response to variations in anticipated or actual operating results, market speculation, announcements of new products or technology by the Company or its competitors, changes in earnings estimates by the Company's analysts, trends in the health care industry in general and other factors, many of which are beyond the control of the Company. In addition, broad market fluctuations as well as general economic or political conditions or initiatives, such as health care reform, may adversely impact the market price of the Common Stock regardless of the Company's operating results.

                         DETERMINATION OF OFFERING PRICE

         The offering price of the shares to be sold by the Selling Shareholders will be the market price prevailing at the time of sale or a price negotiated by the Selling Shareholders. The Company has no control over what prices are accepted by the Selling Shareholders.

                                 USE OF PROCEEDS

All of the shares offered hereby are being sold for the account of Selling Shareholders. Therefore, the Company will not receive any of the proceeds from this offering.

                              SELLING SHAREHOLDERS

         The following table sets forth with respect to each Selling Shareholder
(i) the number of outstanding shares of Common Stock owned beneficially at February 28, 1996 and (ii) the number of outstanding shares to be owned after the offering (assuming all shares are sold in this offering).

                       NUMBER OF SHARES                        NUMBER OF SHARES
NAME OF SELLING        OWNED PRIOR TO      NUMBER OF SHARES    TO BE OWNED AFTER
SHAREHOLDER            OFFERING            OFFERED HEREBY      OFFERING
-----------------      ----------------    ----------------    -----------------
Sergio F. Cabrera       57,143              28,572             28,571
Mark A. Gehring         83,371              83,371                 -
T. Rockwell Mackie      35,730              35,730                 -
Paul J. Reckwerdt       35,730              35,730                 -
Cameron L. Sanders      35,730              35,730                 -
                       -------             -------             -------
     Total             247,704             219,133             28,571

         The shares offered hereby are being registered at the request of the Selling Shareholders pursuant to registration rights granted pursuant to an Agreement and Plan of Reorganization among the Company, Geometrics Corporation and certain of the Selling Shareholders, dated November 4, 1996 and an Agreement and Plan of Reorganization among the Company, J.D. Technical Services, Inc., Photon Diagnostic Technologies, Inc. and Sergio F. Cabrera, dated February 3, 1997.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders may sell the shares being offered hereby: (i) through underwriters, (ii) through dealers or in ordinary broker transactions,
(iii) "at the market" to or through a marketmaker or into an existing market for the shares, (iv) in other ways not involving marketmakers or established trading markets, including direct sales to purchasers or sales effected through an agent or (v) combinations of any such methods of sale. The shares will be sold at market prices prevailing at the time of sale or negotiated prices. The Company has advised the Selling Shareholders of the need for delivery of copies of this Prospectus, and will make sufficient copies of the Prospectus available for such purpose. Unless otherwise agreed, this offering will terminate on February 19, 1999, and the registration statement will be withdrawn by the Company promptly thereafter.

         If a dealer is utilized in the sale of the shares in respect of which the Prospectus is delivered, the Selling Shareholders will sell such shares to the dealer, as principal. The dealer may then resell such Shares to the public at varying prices to be determined by such dealer at the time of resale.

         Sale of shares "at the market," and not at a fixed price, which are made into an existing market for the shares will be made by the Selling Shareholders to or through one or more marketmakers, acting as principal or as agent. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

         If an underwriter or underwriters are utilized in a syndicated public offering, the participating Selling Shareholders will execute a firm commitment underwriting agreement with such underwriters and the terms of the transaction will be set forth in a Prospectus Supplement which will be used by the underwriters to make resales of the shares in respect of which this Prospectus is delivered to the public.

         The Company has informed all Selling Shareholders of the need to comply with Rule 10b-6 under the Securities Exchange Act of 1934 and related anti-manipulative rules with respect to market sales of the shares offered hereby. Under Rule 10b-6, persons selling securities in a distribution (as defined in Rule 10b-6), together with their affiliates, are precluded from concurrently purchasing the same or similar securities.

         The Selling Shareholders have advised the Company that, prior to the date of this Prospectus, they have made no arrangements with any brokerage firm or otherwise regarding the sale of their shares.

         The shares offered hereby are eligible for sale only in certain states, and in some of those states may be offered or sold only to "institutional investors" as defined under applicable state securities laws.

         This Prospectus will be supplemented to summarize the terms of any sales through underwriters or dealers, together with any discounts, commissions or concessions allowed to such underwriters or dealers in connection therewith. No sales or distributions other than as described herein may be effected until after this Prospectus shall have been appropriately amended or supplemented.


                                  LEGAL MATTERS

         Certain legal matters in respect of the Common Stock offered hereby will be passed upon for the Company by Karen L. Masterson, Vice President and General Counsel of ADAC, 540 Alder Drive, Milpitas, CA 95035.

                                     EXPERTS

         The consolidated financial statements and related financial statement schedules of ADAC Laboratories and Subsidiaries, included in the Report on Form 10-K of the Company for the fiscal year ended September 29, 1996 referred to above, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated November 4, 1996, and are incorporated herein by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table shows all expenses of the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions:

     REGISTRATION FEE  ...................................   1,668.40
     TRUSTEE AND TRANSFER AGENT FEES .....................   2,000.00
     LEGAL FEES ..........................................        -0-
     ACCOUNTING FEES .....................................   2,000.00
     BLUE SKY FILING FEES AND EXPENSES ...................        -0-
       MISCELLANEOUS EXPENSES ............................        -0-
                                                           ----------
              TOTAL ...................................... $ 5,668.40

         All amounts listed above, except for the registration fees, are estimates.

15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 317 of the California General Corporation Law permits indemnification of directors, officers and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VII of the Registrant's Articles of Incorporation authorizes the Registrant to indemnify its officers and directors in accordance with the General Corporation Law. Pursuant to Article VI of the Company's Bylaws and the terms of indemnification agreements between the Company and each of its directors and executive officers, the Company has agreed to indemnify and advance expenses to its agents and to such directors and executive officers, respectively, to the fullest extent permitted by law. Indemnification also may be granted pursuant to bylaw provisions that may be adopted in the future, or pursuant to a vote of shareholders or directors.

16.      EXHIBITS

         (a)      Exhibits:

EXHIBIT           DESCRIPTION

 5.1              Opinion of General Counsel of ADAC

23.1              Consent of Coopers & Lybrand L.L.P.

23.2              Consent of General Counsel of ADAC
                  (included in Exhibit 5.1 hereto)

17.      UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California on the date set forth below.

   Date:  February 27, 1997       ADAC LABORATORIES
                                     (Registrant)

                                  BY:/s/ David L. Lowe
                                     -------------------------
                                     David L. Lowe,
                                     Chief Executive Officer
                                    (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   CAPACITIES                                DATE
--------                                    ----------                                -----

/s/ David L. Lowe                   Chairman of the Board, Chief                February 27, 1997
---------------------------         Executive Officer & Director
David L. Lowe                       (Principal Executive Officer)


/s/ P. Andre Simone                 Chief Financial Officer                     February 27, 1997
---------------------------         (Principal Financial and
P. Andre Simone                     Accounting Officer)


/s/ Stanley D. Czerwinski           Director                                    February 27, 1997
---------------------------
Stanley D. Czerwinski


/s/ R. Andrew Eckert                Director                                    February 27, 1997
---------------------------
R. Andrew Eckert


/s/ Graham O, King                  Director                                    February 27, 1997
---------------------------
Graham O. King


/s/ Robert L. Miller                Director                                    February 27, 1997
---------------------------
Robert L. Miller


/s/ David Rollo                     Director                                    February 27, 1997
---------------------------
F. David Rollo


/s/ Edmuned H. Shea, Jr.            Director                                    February 27, 1997
---------------------------
Edmund H. Shea, Jr.